As filed with the Securities and Exchange Commission on August 27, 2002

                                                      Registration No. 333-88579

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                          06-1523639
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                     Identification Number)

                                605 Third Avenue
                            New York, New York 10158
                                 (212) 476-9000
                                ----------------
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

               1999 Neuberger Berman Inc. Long-Term Incentive Plan
 1999 Neuberger Berman Inc. Employee Defined Contribution Stock Incentive Plan
                           (Full titles of the plans)
                           --------------------------

                             Kevin Handwerker, Esq.
                                 General Counsel
                              Neuberger Berman Inc.
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 476-9000
                             ----------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
  Title of        Amount to be       Proposed        Proposed       Amount of
securities to     registered (1)      maximum        maximum      registration
be registered                      offering price    aggregate       fee (2)
                                        per          offering
                                     share (2)       price (2)

--------------------------------------------------------------------------------
Common Stock,          5,377            N/A             N/A             $0
$0.01 par value
per share

================================================================================
(1) Represents additional shares of common stock of Neuberger Berman Inc., par value $0.01 per share (the "Common Stock"), to be offered pursuant to the 1999 Neuberger Berman Inc. Employee Defined Contribution Stock Incentive Plan (the "Defined Contribution Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Defined Contribution Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) The filing fee with respect to these shares has previously been paid in connection with the initial Registration Statement on Form S-8 (Registration No. 333-88579) filed on October 7, 1999.

                                EXPLANATORY NOTE

     On October 7, 1999, Neuberger Berman Inc. (the "Company"), filed a Registration Statement on Form S-8 (the "Initial S-8") covering an aggregate of 14,464,344 shares of the Common Stock to be offered pursuant to the Defined Contribution Plan, the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan, the 1999 Neuberger Berman Inc. Annual Incentive Plan, the 1999 Neuberger Berman Inc. Deferred Compensation Plan and the 1999 Neuberger Berman Inc. Long-Term Incentive Plan (the "Incentive Plan"). The Company has determined from time to time to award 5,377 shares pursuant to the Defined Contribution Plan that were previously registered for award pursuant to the Incentive Plan under the Initial S-8. The Company has caused this Post-Effective Amendment to be filed to indicate this change.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of August, 2002.

                                     NEUBERGER BERMAN INC.


                                     By: /s/ Jeffrey B. Lane
                                         -------------------------------------
                                         Jeffrey B. Lane
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                       Capacity                      Date
       ----------                       --------                      ----

            *                 Chairman of the Board              August 27, 2002
-------------------------     of Directors
Lawrence Zicklin


            *                 Vice Chairman of the Board         August 27, 2002
-------------------------     of Directors
Richard A. Cantor


            *                 Vice Chairman of the Board         August 27, 2002
-------------------------     of Directors
Marvin C. Schwartz


/s/ Jeffrey B. Lane           President, Chief Executive         August 27, 2002
-------------------------     Officer and Director
Jeffrey B. Lane               (Principal Executive Officer)


-------------------------     Director
Nathan Gantcher


-------------------------     Director
David W. Glenn


            *                 Executive Vice President,          August 27, 2002
-------------------------     Chief Investment Officer
Michael M. Kassan             and Director


-------------------------     Director
Arthur Levitt, Jr.


-------------------------     Director
Jon C. Madonna


            *                 Executive Vice President,          August 27, 2002
-------------------------     Chief Operating Officer
Robert Matza                  and Director


-------------------------     Director
Jack H. Nusbaum


            *                 Executive Vice President           August 27, 2002
-------------------------     and Director
Heidi L. Schneider

/s/ Matthew S. Stadler        Senior Vice President and          August 27, 2002
-------------------------     Chief Financial Officer
Matthew S. Stadler            (Principal Financial and
                              Accounting Officer)


            *                 Executive Vice President           August 27, 2002
-------------------------     and Director
Peter E. Sundman

Jeffrey B. Lane, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons filed with the Securities and Exchange Commission in the Initial S-8.



/s/ Jeffrey B. Lane
-------------------------
Jeffrey B. Lane
Attorney-in-Fact